Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEXICON ANNOUNCES OVERSUBSCRIBED $250 MILLION PRIVATE PLACEMENT OF EQUITY SECURITIES

The Woodlands, Texas, March 11, 2024 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) (“Lexicon”) today announced it has entered into a securities purchase agreement (the “purchase agreement”) for a private investment in public equity financing that is expected to result in gross proceeds of approximately $250 million, before deducting placement agent fees and offering expenses. Pursuant to the terms of the purchase agreement, Lexicon will sell approximately 2.3 million shares of series a convertible preferred stock (the “Series A Convertible Preferred Stock”), at a price per share of $108.50, convertible into approximately 115.2 million shares of its common stock, par value $0.001, to a select group of accredited investors pursuant to the terms of the purchase agreement.

Subject to Lexicon stockholder approval, each share of Series A Convertible Preferred Stock will automatically convert into 50 shares of common stock. The private placement is expected to close on or about March 13, 2024, subject to customary closing conditions.

The financing included participation from both new and existing investors, including an affiliate of Invus, L.P., Lexicon’s largest stockholder, who purchased its pro rata share pursuant to its preemptive right under Lexicon’s Fifth Amended and Restated Certificate of Incorporation, and Braidwell LP, Great Point Partners, LLC, OrbiMed and a large investment management firm.

Lexicon currently intends to use a portion of the net proceeds that it will receive from the offering, together with its existing cash and cash equivalents and short-term investments, to fund the continued research, development and commercialization of its drug programs, and for working capital and other general corporate purposes.

Jefferies, Leerink Partners and Piper Sandler acted as placement agents.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The purchase agreement contains customary registration rights whereby Lexicon has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issuable upon the conversion of the shares of Series A Convertible Preferred Stock issued in the private placement concurrently with or within 10 business days after filing the preliminary proxy statement for Lexicon’s 2024 annual meeting of stockholders.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted.

About Lexicon Pharmaceuticals

Lexicon is a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. Through its Genome5000™ program, Lexicon scientists studied the role and function of nearly 5,000 genes and identified more than 100 protein targets with significant therapeutic potential in a range of diseases. Through the precise targeting of these proteins, Lexicon is pioneering the discovery and development of innovative medicines to safely and effectively treat disease. Lexicon has advanced multiple medicines to market and has a pipeline of promising drug candidates in discovery and clinical and preclinical development in heart failure, neuropathic pain, diabetes and metabolism and other indications.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to Lexicon’s financial position and long-term outlook on its business, including the commercialization of its approved products and the clinical development of, regulatory filings for, and potential therapeutic and commercial potential of its other drug candidates. In addition, this press release also contains forward-looking statements relating to Lexicon’s growth and future operating results, discovery, development and commercialization of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. All forward-looking statements, including, without limitation, statements about the completion and timing of private placement and the use of proceeds therefrom are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including Lexicon’s ability to meet its capital requirements, successfully commercialize its approved products, successfully conduct preclinical and clinical development and obtain necessary regulatory approvals of its other drug candidates on its anticipated timelines, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its approved products and other drug candidates. Any of these risks, uncertainties and other factors may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2022 and other subsequent disclosure documents filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For Investor Inquiries:

Lisa DeFrancesco

Lexicon Pharmaceuticals, Inc.

lexinvest@lexpharma.com

For Media Inquiries:

Alina Cocuzza

Lexicon Pharmaceuticals, Inc.

acocuzza@lexpharma.com